Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors and/or officers of General Electric Capital Corporation, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Michael A. Neal, Jeffrey S. Bornstein, Jamie S. Miller and Christoph A. Pereira, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Corporation’s fiscal year ended December 31, 2010, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Annual Report or Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of February, 2011.

/s/ Michael A. Neal		/s/ Jeffrey S. Bornstein
Michael A. Neal		Jeffrey S. Bornstein
Chief Executive Officer		Chief Financial Officer
(Principal Executive Officer)		(Principal Financial Officer)

/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller
(Principal Accounting Officer)

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/s/ Mark W. Begor	/s/ John Krenicki, Jr.
Mark W. Begor,	John Krenicki, Jr.,
Director	Director

/s/ Jeffrey S. Bornstein	/s/ J. Keith Morgan
Jeffrey S. Bornstein,	J. Keith Morgan,
Director	Director

/s/ William H. Cary	/s/ David Nason
William H. Cary,	David Nason,
Director	Director

/s/ Kathryn A. Cassidy	/s/ Michael A. Neal
Kathryn A. Cassidy,	Michael A. Neal,
Director	Director

/s/ Richard D’Avino	/s/ Ronald R. Pressman
Richard D’Avino,	Ronald R. Pressman,
Director	Director

/s/ Pamela Daley	/s/ John M. Samuels
Pamela Daley,	John M. Samuels,
Director	Director

/s/ Brackett B. Denniston III	/s/ Keith S. Sherin
Brackett B. Denniston III,	Keith S. Sherin,
Director	Director

/s/ Jeffrey R. Immelt	/s/ Ryan A. Zanin
Jeffrey R. Immelt,	Ryan A. Zanin,
Director	Director

/s/ Mark J. Krakowiak
Mark J. Krakowiak,
Director

A MAJORITY OF THE BOARD OF DIRECTORS

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